Exhibit 99.1

GIGCAPITAL2, INC.

Financial Statements as of December 31, 2020 and 2019,

for the year ended December 31, 2020 and the period from March 6, 2019

(Date of Inception) through ended December 31, 2019

INDEX TO FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm	F-3

Balance Sheets as of December 31, 2020 and 2019	F-4

Statements of Operations and Comprehensive Income (Loss) for the year ended December 31, 2020 and for the period from March 6, 2019 (Date of Inception) through December 31, 2019	F-5

Statements of Stockholders’ Equity for the year ended December 31, 2020 and for the period from March 6, 2019 (Date of Inception) through December 31, 2019	F-6

Statements of Cash Flows for the year ended December 31, 2020 and for the period from March 6, 2019 (Date of Inception) through December 31, 2019	F-7

Notes to Financial Statements	F-8

Report of Independent Registered Public Accounting Firm

To the Board of Directors and

Stockholders of GigCapital2, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of GigCapital2, Inc. (a Delaware corporation) (the “Company”) as of December 31, 2020 and 2019, and the related statements of operations and comprehensive income (loss), stockholders’ equity, and cash flows for the year ended December 31, 2020 and the period from March 6, 2019 (date of inception) through December 31, 2019, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the year ended December 31, 2020 and the period from March 6, 2019 (date of inception) through December 31, 2019, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Uncertainty

The accompanying financial statements have been prepared assuming that GigCapital2, Inc. will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has no present revenue, its business plan is dependent on the completion of a financing and the Company’s cash and working capital are not sufficient to complete its planned activities for the upcoming year. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ BPM LLP

We have served as the Company’s auditor since 2019.

San Jose, California

March 19, 2021

GIGCAPITAL2, INC.

Balance Sheets

	December 31, 2020	December 31, 2019
ASSETS
Current assets
Cash	$478,737	$1,576,508
Prepaid expenses	62,691	161,609
Receivable from related party	1,400	1,952

Total current assets	542,828	1,740,069
Cash and marketable securities held in Trust Account	168,384,949	173,994,583
Other non-current assets	—	33,327

TOTAL ASSETS	$168,927,777	$175,767,979

LIABILITIES, COMMON STOCK SUBJECT TO REDEMPTION AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$86,528	$142,613
Payable to related parties	15,709	16,649
Accrued liabilities	2,153,000	—
Notes payable to related party	300,000	—
Other current liabilities	—	180,696

Total liabilities	2,555,237	339,958

Commitments and contingencies (Note 6)
Common stock subject to possible redemption, 16,137,253 shares and 17,042,802 shares as of December 31, 2020 and 2019, respectively, at a redemption value of $10.00 per share	161,372,530	170,428,020

Stockholders’ equity
Preferred stock, par value of $0.0001 per share; 1,000,000 shares authorized; none issued or outstanding	—	—
Common stock, par value of $0.0001 per share; 100,000,000 shares authorized; 5,527,866 shares and 5,202,198 shares as of December 31, 2020 and 2019, respectively, issued and outstanding	553	520
Additional paid-in capital	7,837,147	4,639,030
Retained earnings (accumulated deficit)	(2,837,690)	360,451

Total stockholders’ equity	5,000,010	5,000,001

TOTAL LIABILITIES, COMMON STOCK SUBJECT TO REDEMPTION AND STOCKHOLDERS’ EQUITY	$168,927,777	$175,767,979

The accompanying notes are an integral part of these financial statements.

GIGCAPITAL2, INC.

Statements of Operations and Comprehensive Income (loss)

	Year ended December 31, 2020	Period from March 6, 2019 (Date of Inception) through December 31, 2019
Revenues	$—	$—
General and administrative expenses	3,949,600	953,436

Loss from operations	(3,949,600)	(953,436)
Other income
Interest income on cash and marketable securities held in Trust Account	1,022,546	1,872,701

Income (loss) before provision for income taxes	(2,927,054)	919,265
Provision for income taxes	271,087	558,814

Net income (loss) and comprehensive income (loss)	$(3,198,141)	$360,451

Net loss attributable to common stockholders	$(3,757,865)	$(646,171)

Weighted-average common shares outstanding, basic and diluted	5,263,939	4,836,966

Net loss per share common share, basic and diluted	$(0.71)	$(0.13)

The accompanying notes are an integral part of these financial statements.

GIGCAPITAL2, INC

Statements of Stockholders’ Equity

	Common Stock		Additional Paid-In Capital	Retained Earnings (Accumulated Deficit)	Stockholders’ Equity
	Shares	Amount
Balance as of March 6, 2019 (Date of Inception)	—	$—	$—	$—	$—
Sale of common stock to Founders at $0.005804 per share	4,307,500	431	24,569	—	25,000
Sale of common stock to Founders in private placement at $10 per share	567,500	57	5,674,943	—	5,675,000
Sale of common stock to underwriters at $10 per share	120,000	12	1,199,988	—	1,200,000
Issuance of insider shares for no Consideration	5,000	1	(1)	—	—
Cancellation of insider shares	(5,000)	(1)	1	—	—
Sale of common stock in IPO, net of offering costs	17,250,000	1,725	168,165,845	—	168,167,570
Shares subject to redemption	(17,042,802)	(1,705)	(170,426,315)	—	(170,428,020)
Net income	—	—	—	360,451	360,451

Balance as of December 31, 2019	5,202,198	520	4,639,030	360,451	5,000,001
Shares subject to redemption	905,549	91	9,055,399	—	9,055,490
Shares redeemed	(579,881)	(58)	(5,857,282)	—	(5,857,340)
Net loss	—	—	—	(3,198,141)	(3,198,141)

Balance as of December 31, 2020	5,527,866	$553	$7,837,147	$(2,837,690)	$5,000,010

The accompanying notes are an integral part of these financial statements.

GIGCAPITAL2, INC.

Statements of Cash Flows

	Year ended December 31, 2020	Period from March 6, 2019 (Date of Inception) through December 31, 2019
OPERATING ACTIVITIES
Net income (loss)	$(3,198,141)	$360,451
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Interest earned on cash and marketable securities held in Trust Account	(1,022,546)	(1,872,701)
Change in operating assets and liabilities:
Prepaid expenses	98,918	(161,609)
Receivable from related party	552	(1,952)
Other non-current assets	33,327	(33,327)
Accounts payable	52,135	34,393
Payable to related parties	(940)	16,649
Accrued liabilities	2,153,000	—
Other current liabilities	(180,696)	180,696

Net cash used in operating activities	(2,064,391)	(1,477,400)

INVESTING ACTIVITIES
Investment of cash in Trust Account, net	—	(172,500,000)
Cash withdrawn from Trust Account	6,632,180	378,118

Net cash provided by (used in) investing activities	6,632,180	(172,121,882)

FINANCING ACTIVITIES
Proceeds from sale of common stock to Founders	—	25,000
Borrowing from related party	300,000	99,937
Repayment of borrowing from related party	—	(99,937)
Proceeds from sale of Private Placement Units	—	5,675,000
Proceeds from sale of common stock to underwriters	—	1,200,000
Proceeds from sale of Units, net of underwriting discounts paid	—	169,050,000
Payment of offering costs	(108,220)	(774,210)
Redemption of Units	(5,857,340)	—

Net cash provided by (used in) financing activities	(5,665,560)	175,175,790

Net increase (decrease) in cash during period	(1,097,771)	1,576,508
Cash, beginning of period	1,576,508	—

Cash, end of period	$478,737	$1,576,508

SUPPLEMENTAL DISCLOSURES
Cash paid for income taxes	$476,973	$378,118

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES
Offering costs included in accounts payable	$—	$108,220

Change in value of common stock subject to possible redemption	$(3,198,150)	$2,260,450

The accompanying notes are an integral part of these financial statements.

GIGCAPITAL2, INC.

Notes to Financial Statements

1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Organization and General

GigCapital2, Inc. (the “Company” or “GigCapital2”) was incorporated in Delaware on March 6, 2019. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”).

As of December 31, 2020, the Company had not commenced any operations. All activity for the period from March 6, 2019 (date of inception) through December 31, 2020 relates to the Company’s formation and the initial public offering (the “Offering”), as described in Note 4, and identifying a target Business Combination, as described below. The Company will not generate any operating revenues until after completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income on cash from the proceeds derived from the Offering that is held as investments in the Trust Account. The Company has selected December 31 as its fiscal year end.

The Company’s sponsor, GigAcquisitions2, LLC, a Delaware limited liability company (the “Sponsor”), together with one of the underwriters, EarlyBirdCapital, Inc. (“EarlyBird”) and certain affiliates and employees of EarlyBird (the “EarlyBird Group”), and Northland Gig 2 Investment LLC, a Delaware limited liability company (“Northland Investment”) collectively make up the founders of the Company (the “Founders”).

On June 5, 2019, the initial registration statement on Form S-1, as amended, filed in connection with the Offering, and the subsequent registration statement on Form S-1 filed by the Company pursuant to Section 462(b) of the Securities Act to register additional securities, also in connection with the Offering, were declared effective. The Company concurrently entered into an underwriting agreement on June 5, 2019 to conduct the Offering, the initial closing of which was consummated on June 10, 2019 with the delivery of 15,000,000 units (the “Units”). The Units sold in the Offering consisted of the securities described in Note 4. The Offering generated gross proceeds of $150,000,000.

Simultaneously with the initial closing of the Offering, the Company consummated the initial closing of a private placement sale (the “Private Placement”) of 492,500 units (the “Private Placement Units”), at a price of $10.00 per unit, to its Founders, and 100,000 shares of its common stock (the “Private Underwriter Shares”), at a price of $10.00 per share, to Northland Securities, Inc. (“Northland”), an affiliate of Northland Investment. The Private Placement Units consisted of the securities described in Note 5. The initial closing of the Private Placement generated gross proceeds of $5,925,000.

Following the initial closing of the Offering, net proceeds in the amount of $147,000,000 from the sale of the Units and proceeds in the amount of $3,000,000 from the sale of Private Placement Units, for a total of $150,000,000, were placed in a trust account (“Trust Account”) which is described further below.

On June 13, 2019, in connection with the underwriters’ exercise in full of their option to purchase an additional 2,250,000 Units solely to cover over-allotments, if any (the “over-allotment option”), the Company consummated the sale of an additional 2,250,000 Units at $10.00 per unit. Simultaneously with the closing of the sale of the additional Units, the Company consummated a second closing of the Private Placement, resulting in the sale of an additional 75,000 Private Placement Units at $10.00 per unit to the Founders, and an additional 20,000 Private Underwriter Shares at $10.00 per share to Northland. Following the closings, an additional $22,500,000 of net proceeds were placed in the Trust Account.

Transaction costs amounted to $4,332,430, consisting of $3,450,000 of underwriting fees and $882,430 of offering costs. The Company’s remaining cash after payment of the offering costs will be held outside of the Trust Account for working capital purposes.

First Extension

The Company’s initial public offering prospectus and Amended and Restated Certificate of Incorporation provided that the Company initially had until December 10, 2020 (the date which was 18 months after the consummation of the Offering) to complete the Business Combination. On December 8, 2020, the Company held its 2020 Annual Stockholders’ Meeting (the “Annual Meeting”) and the Company’s stockholders approved an amendment to the Company’s Amended and Restated Certificate of Incorporation that extended the date by which the Company must consummate a Business Combination transaction from December 10, 2020 to March 10, 2021. The Company’s stockholders elected to redeem 579,881 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), which represented approximately 3.4% of the shares that were part of the Units that were sold in the Company’s initial public offering.

Second Extension

On March 10, 2021, the Company held a special meeting of its stockholders (the “Special Meeting”). At the Special Meeting, the Company’s stockholders approved an amendment to the Company’s Amended and Restated Certificate of Incorporation that extends the date by which the Company must consummate a Business Combination transaction from March 10, 2021 to June 10, 2021. The certificate of amendment was filed with the Delaware Secretary of State and has effective date of March 10, 2021. The Company’s stockholders elected to redeem 1,852,804 shares of the Company’s Common Stock, which represented approximately 10.7% of the shares that were part of the Units that were sold in the Company’s initial public offering.

Working Capital Note

On December 19, 2020, the Company issued a convertible unsecured promissory note (the “Working Capital Note”) in the aggregate principal amount of $300,000 to the Sponsor. The Company issued the Working Capital Note in consideration for a loan from the Sponsor to fund the Company’s working capital requirements between the issuance of the note and March 10, 2021, which was the period of time that the Company had available to complete its initial Business Combination following the December 8, 2020 amendment to its certificate of incorporation. Subsequently, the Company further extended the date which it must complete the Business Combination from March 10, 2021 to June 10, 2021 as described under Second Extension above. The Working Capital Note was issued to provide the Company with additional working capital and will not be deposited into the Company’s Trust Account. The Working Capital Note is convertible at the Sponsor’s election upon the consummation of the proposed business combinations (the “Business Combinations”) described in Note 2. Business Combinations and Related Agreements.

Upon such election, the Working Capital Note will convert, at a price of $10.00 per Unit, into Units identical to the Private Placement Units issued in connection with the Company’s initial public offering. The issuance of the Working Capital Note resulted in a contingent beneficial conversion feature which was determined to be insignificant and will be recorded when the Business Combinations close.

The Working Capital Note bears no interest and is repayable in full upon the consummation of the Company’s Business Combinations.

The Trust Account

The funds in the Trust Account have been invested only in U.S. government treasury bills with a maturity of one hundred and eighty-five (185) days or less or in money market funds meeting certain conditions under

Rule 2a-7 under the Investment Company Act of 1940 which invest only in direct U.S. government obligations. Funds will remain in the Trust Account until the earlier of (i) the consummation of the Business Combination or (ii) the distribution of the Trust Account as described below. The remaining proceeds from the Offering outside the Trust Account may be used to pay for business, legal and accounting due diligence expenses on acquisition targets and continuing general and administrative expenses.

The Company’s Amended and Restated Certificate of Incorporation provides that, other than the withdrawal of interest to pay taxes, none of the funds held in the Trust Account will be released until the earlier of: (i) the completion of the Business Combination; (ii) the redemption of 100% of the shares of common stock included in the units sold in the Offering (the “public shares”) if the Company is unable to complete a Business Combination within 24 months from the closing of the Offering on June 10, 2019; or (iii) the redemption of the public shares in connection with a stockholder vote to amend the Company’s amended and restated certificate of incorporation to modify the substance or timing of the Company’s obligation to redeem 100% of its public shares if it does not complete its initial Business Combination within 24 months from the closing of the Offering on June 10, 2019.

Business Combination

The Company will have 24 months from June 10, 2019, the closing date of the Offering, to complete its initial Business Combination. If the Company does not complete a Business Combination within this period of time, it shall (i) cease all operations except for the purposes of winding up; (ii) as promptly as reasonably possible, but not more than ten business days thereafter, redeem the public shares of common stock for a per share pro rata portion of the Trust Account, including interest, but less taxes payable (less up to $100,000 of such net interest to pay dissolution expenses) and (iii) as promptly as possible following such redemption, dissolve and liquidate the balance of the Company’s net assets to its creditors and remaining stockholders, as part of its plan of dissolution and liquidation. The Founders, Northland and the Company’s former Chief Financial Officer, Ms. McDonough, who received 5,000 shares of common stock (the “insider shares”), have entered into letter agreements with the Company, pursuant to which they have waived their rights to participate in any redemption with respect to their initial shares; however, if the Founders, Northland or Ms. McDonough or any of the Company’s officers, directors or affiliates acquired shares of common stock after the Offering, they will be entitled to a pro rata share of the Trust Account upon the Company’s redemption or liquidation in the event the Company does not complete a Business Combination within the required time period. As a result of Ms. McDonough’s resignation effective as of August 12, 2019, Ms. McDonough forfeited her insider shares.

In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per unit.

Going Concern Consideration

As of December 31, 2020, the Company had $478,737 in cash and a working capital deficit of $2,012,409. Further, the Company has no present revenue, its business plan is dependent on the completion of a financing and it expects to continue to incur significant costs in pursuit of its financing and acquisition plans. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. There is no assurance that the Company’s plans to raise capital or to consummate a Business Combination will be successful or successful within the target business acquisition period. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

2. Business Combinations and Related Agreements

Business Combinations

On November 23, 2020, the Company executed a business combination agreement, dated as of November 20, 2020, with UpHealth Holdings, Inc. (“UpHealth”), and UpHealth Merger Sub, Inc., (“UpHealth

Merger Sub”) (such business combination agreement, the “UpHealth BCA”, and such business combination, the “UpHealth Combination”). In addition, on November 23, 2020, the Company executed a business combination agreement, dated as of November 20, 2020, with Cloudbreak Health, LLC (“Cloudbreak”), Cloudbreak Merger Sub, LLC (“Cloudbreak Merger Sub”), Chirinjeev Kathuria and Mariya Pylypiv (collectively, the “UpHealth Significant Stockholders”) and UpHealth, and Shareholder Representative Services LLC, solely in its capacity as the representative, agent and attorney-in-fact of the Cloudbreak members (such business combination agreement, the “Cloudbreak BCA”, and such business combination, the “Cloudbreak Combination”).

The UpHealth BCA

Pursuant to the terms of the UpHealth BCA, GigCapital2 will acquire UpHealth through the statutory merger of UpHealth Merger Sub with and into UpHealth, with UpHealth surviving the merger as a wholly owned subsidiary of GigCapital2 (the “UpHealth Merger”). At the effective time of the UpHealth Merger, each share of UpHealth common stock will be canceled and converted into the right to receive a number of shares of common stock, par value $0.0001 per share, of GigCapital2 (the “GigCapital2 Common Stock”) equal to the Exchange Ratio. The Exchange Ratio will be equal to the Aggregate Merger Consideration divided by the sum of the aggregate number of shares of UpHealth common stock issued and outstanding immediately prior to the effective time of the UpHealth Merger. The Aggregate Merger Consideration shall not exceed 99,000,000 shares of GigCapital2 Common Stock, subject to certain adjustments, less the Thrasys Incentive Amount (as defined below). UpHealth and Innovations Group, Inc., a Utah corporation (“Innovations Group”) previously entered into a merger agreement for UpHealth to acquire Innovations Group. UpHealth also has previously entered into a share purchase agreement providing for the purchase of 99% or more of the equity interests of Glocal Healthcare Systems Private Limited, a company incorporated under the laws of India (“Glocal”), and UpHealth as of the date of entry into the UpHealth BCA owns approximately 43% of the equity interests of Glocal. The Aggregate Merger Consideration shall be reduced by approximately (a) 14,142,857 shares of GigCapital2 Common Stock, if upon the Closing, UpHealth has not completed its acquisition of Innovations Group, and (b) 99,000 shares of GigCapital2 Common Stock for each 1.0% interest of Glocal that is below 90% and that is not yet acquired by UpHealth upon the UpHealth Closing. Adjustments to the Aggregate Merger Consideration will further be made to the extent that the indebtedness at the Closing of UpHealth and the Company Subsidiaries less the cash and cash equivalents of UpHealth and the Company Subsidiaries as of immediately before such time is greater than $33,850,000 (excluding any Acquisition Promissory Notes), provided, that such amount shall be reduced by $12,550,000, if upon the UpHealth Closing, UpHealth has not completed its acquisition of Innovations Group. The Acquisition Promissory Notes are promissory notes previously issued by UpHealth for its acquisitions of Thrasys,Inc. (“Thrasys”), Behavioral Health Services, LLC (“Behavioral Health Services”), TTC Healthcare, Inc., a Delaware corporation (“TTC Healthcare”) and the interests in Glocal, or to be issued by UpHealth for its acquisition of Innovations Group, with a maximum aggregate principal amount of $86,200,000; provided, that such amount shall be reduced by $30,000,000, if upon the Closing, UpHealth has not completed its acquisition of Innovations Group.

Two individuals who are officers of UpHealth, and were shareholders of Thrasys prior to its merger with UpHealth, will following the UpHealth Closing, if he or she is a service provider to GigCapital2, the Surviving Corporation or any of the Company Subsidiaries as of the date of grant, be awarded restricted stock units of GigCapital2 in the amount of the Thrasys Incentive Amount. Following the amendment of the UpHealth Business Combination Agreement on January 29, 2021, the Thrasys Incentive Amount that shall be eligible to be granted shall be (a) 32.016% multiplied by (b) 15.143% multiplied by (c) the Adjusted Aggregate Merger/Incentive Amount. The Adjusted Aggregate Merger/Incentive Amount shall be (a) $990,000,000, subject to certain adjustments, divided by (b) $10.00. In the event that either individual ceases to be a service provider to GigCapital2, the Surviving Corporation or any of the Company Subsidiaries as of the date of grant, the portion of the Thrasys Incentive Amount allocated to such individual will not be reallocated to the other individual. Such restricted stock units shall vest into shares of GigCapital2 Common Stock at the earlier of (i) the date that is one year after the UpHealth Closing, (ii) the date on which the last sale price of GigCapital2 Common Stock equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 90 days after the UpHealth Closing, or (iii) the date on which GigCapital2 completes a liquidation, merger, stock exchange or other similar transaction that results in all of the GigCaptial2’s stockholders having the right to exchange their shares of GigCapital2 Common Stock for cash, securities or other property. If either of these individuals ceases to be a service provider to GigCapital2, the Surviving Corporation or any of the Company Subsidiaries prior to any vesting date, the unvested portion of the restricted stock units shall be cancelled and surrendered to GigCapital2.

The Cloudbreak BCA

Pursuant to the terms of the Cloudbreak BCA, GigCapital2 will acquire Cloudbreak through the statutory merger of Cloudbreak Merger Sub with and into Cloudbreak, with Cloudbreak surviving the merger as a wholly owned subsidiary of GigCapital2 (the “Cloudbreak Merger”). At the effective time of the Cloudbreak Merger (the “Cloudbreak Effective Time”): (i) each Common Unit (and the membership interests represented thereby) issued and outstanding immediately prior to the Cloudbreak Effective Time shall be converted into the right to receive a number of shares of GigCapital2 Common Stock equal to the Common Unit Exchange Ratio (together with any Business Combination Share Adjustment to which each Common Unit is entitled, the “Common Unit Merger Consideration”); (ii) each Series A Preferred Unit (and the membership interests represented thereby) issued and outstanding immediately prior to the Cloudbreak Effective Time shall be converted into the right to receive a number of shares of GigCapital2 Common Stock equal to the Preferred Unit Exchange Ratio (in addition to any Business Combination Share Adjustment to which each Series A Preferred Unit is entitled); and (iii) each Option that is outstanding and unexercised immediately prior to the Cloudbreak Effective Time, whether vested or unvested, shall be assumed by GigCapital2 and converted into an option to purchase a number of shares of GigCapital2 Common Stock in an amount set forth on the Allocation Schedule, which amount shall be equal to the product of (i) the number of Common Units subject to such Option, multiplied by (ii) the Common Unit Exchange Ratio (each such converted option, an “Exchanged Option”). Each holder of Exchanged Options shall also be entitled to any Business Combination Share Adjustment made pursuant to the Cloudbreak BCA. Additionally, immediately prior to the Cloudbreak Effective Time, each Common Warrant shall convert into Common Units in accordance with their terms. The aggregate number of shares of GigCapital2 Common Stock issuable at the closing of the Cloudbreak Merger, and upon the exercise of all Exchanged Options on a net exercise basis, shall equal 11,000,000 shares of GigCapital2 Common Stock.

Furthermore, in connection with the closing of the Cloudbreak Combination (the “Cloudbreak Closing”), (i) GigCapital2 has agreed to repay or cause to be repaid on behalf of Cloudbreak certain debt obligations of Cloudbreak and (ii) the Significant UpHealth Stockholders have agreed to subject 5,500,000 of their shares of GigCapital2 Common Stock (as adjusted for stock splits, combinations, reorganizations and the like) that they would receive upon the closing of the Upalth Combination (the “UpHealth Closing”) to potential forfeiture and transfer (such transfer, the “Business Combination Share Adjustment”) to the Members in connection with a Valuation Shortfall on the 540th day from the Closing Date (or if such day is not a Business Day, the following Business Day) (the “Measurement Date”) as provided in the Cloudbreak BCA. A Valuation Shortfall shall occur if the dollar volume-weighted average price for the GigCapital2 Common Stock on the New York Stock Exchange during the period beginning at 9:30 a.m., New York time, and ending at 4:00 p.m., New York time, as reported by Bloomberg through its “HP” function (set to weighted average) or if not available on Bloomberg, as reported by Morningstar (the “VWAP”) for the ten trading days preceding the Measurement Date (the “Reference VWAP”) is less than $13.64, and the amount of such Valuation Shortfall is the difference between $13.64 and the Reference VWAP. In the event that a Valuation Shortfall occurs, the amount of shares of GigCapital2 Common Stock that the Significant UpHealth Stockholders shall forfeit to the Members will be the lesser of (i) the Adjustment Amount and (ii) 5,500,000 (or, if the Adjustment Amount equals 5,500,000, the Adjustment Amount). The Adjustment Amount means the quotient (rounded up to the nearest whole number) of (A) the Aggregate Valuation Shortfall, divided by (B) the Reference VWAP. The Aggregate Valuation Shortfall means the product of (A) the amount of the Valuation Shortfall, multiplied by (B) 11,000,000. Upon the closing of the transactions, the combined company will be named UpHealth, Inc. and will continue to be listed on the NYSE under the new ticker symbol “UPH”.

Termination

The UpHealth BCA and the Cloudbreak BCA each allow the parties to terminate such agreements if certain conditions described therein are satisfied. Additionally, under the Cloudbreak BCA, Cloudbreak is allowed to terminate the Cloudbreak BCA if there is less than $125,000,000 of cash and cash equivalents in the Trust Account at any time prior to the Cloudbreak Closing.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”).

Emerging Growth Company

Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when an accounting standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised accounting standard at the time private companies adopt the new or revised standard.

Net Loss Per Share of Common Stock

Net loss per share of common stock is computed by dividing net loss by the weighted-average number of shares of common stock outstanding for the period. The Company applies the two-class method in calculating the net loss per common share. Shares of common stock subject to possible redemption as of December 31, 2020 and 2019 have been excluded from the calculation of the basic net loss per share since such shares, if redeemed, only participate in their pro rata share of the Trust Account earnings. When calculating its diluted net loss per share, the Company has not considered the effect of (i) the incremental number of shares of common stock to settle warrants sold in the Offering and Private Placement, as calculated using the treasury stock method; (ii) the contingently issuable shares associated with the rights sold in the Offering and Private Placement to receive one-twentieth of one share of common stock upon the consummation of the Company’s initial Business Combination; and (iii) the insider shares issued to the former Chief Financial Officer representing 5,000 shares of common stock underlying restricted stock awards for the period they were outstanding. Since the Company was in a net loss position during the year ended December 31, 2020 and the period from March 6, 2019 (inception) through December 31, 2019 after deducting net income attributable to common stock subject to redemption, diluted net loss per common share is the same as basic net loss per common share for the periods presented.

Reconciliation of Net Loss Per Common Share

In accordance with the two-class method, the Company’s net loss is adjusted for net income that is attributable to common stock subject to redemption, as these shares only participate in the income of the Trust Account and not the losses of the Company. Accordingly, net loss per common share, basic and diluted, is calculated as follows:

	Year ended December 31, 2020	Period from March 6, 2019 (Date of Inception) through December 31, 2019
Net income (loss)	$(3,198,141)	$360,451
Less: net income attributable to common stock subject to redemption	(559,724)	(1,006,622)

Net loss attributable to common stockholders	$(3,757,865)	$(646,171)

Weighted-average common shares outstanding, basic and diluted	5,263,939	4,836,966

Net loss per share common share, basic and diluted	$(0.71)	$(0.13)

Cash and Cash Equivalents

The Company considers all short-term investments with a maturity of three months or less when purchased to be cash equivalents. The Company maintains cash balances that at times may be uninsured or in deposit accounts that exceed Federal Deposit Insurance Corporation limits. The Company maintains its cash deposits with major financial institutions.

Cash and Marketable Securities Held in Trust Account

As of December 31, 2020, the assets held in the Trust Account consisted of money market funds and cash.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which at times, may exceed federally insured limits. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Financial Instruments

The fair value of the Company’s assets and liabilities approximates the carrying amounts represented in the balance sheets primarily due to their short-term nature.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Offering Costs

Offering costs in the amount of $4,332,430 consist of legal, accounting, underwriting fees and other costs incurred since inception that are directly related to the Offering. Offering costs were charged to stockholders’ equity and recorded in additional paid-in capital as a reduction to the gross proceeds received upon completion of the Offering.

Common Stock Subject to Possible Redemption

Common stock subject to mandatory redemption (if any) is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The Company’s common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, as of December 31, 2020 and 2019, common stock subject to possible redemption is presented as temporary equity, outside of the stockholders’ equity section of the Company’s balance sheets.

Stock-based Compensation

Stock-based compensation related to restricted stock awards are based on fair value of common stock on the grant date. The shares underlying the Company’s restricted stock awards are subject to forfeiture if these individuals resign or are terminated for cause prior to the completion of the Business Combination. Therefore, the related stock-based compensation will be recognized upon the completion of a Business Combination, unless the related shares are forfeited prior to a Business Combination occurring.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The Company prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. There were no unrecognized tax benefits as of. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. The amount paid for interest and penalties during the year ended December 31, 2020 was $724, which was related to 2019 income taxes. No amounts were paid for interest and penalties during the period from March 6, 2019 (inception) through December 31, 2019. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

Recent Accounting Pronouncements

The Company does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

4. OFFERING

On June 10, 2019, the Company completed the initial closing of the Offering whereby the Company sold 15,000,000 Units at a price of $10.00 per Unit. On June 13, 2019, the Company completed the second closing of the Offering with the exercise of the over-allotment option with the consummation of the sale of an additional 2,250,000 Units at a price of $10.00 per Unit. Each Unit consists of one share of the Company’s common stock, $0.0001 par value, one warrant to purchase one share of common stock (the “Warrants”), and one right to receive one-twentieth (1/20) of one share of common stock upon consummation of the initial Business Combination (the “Rights”). Warrants will be exercisable for $11.50 per share, and the exercise price of the Warrants may be adjusted in certain circumstances as discussed in Note 7.

On June 26, 2019, the Company announced that the holders of the Company’s Units may elect to separately trade the securities underlying such Units which commenced on July 1, 2019. Any Units not separated will continue to trade on the New York Stock Exchange under the symbol “GIX.U”. Any underlying shares of common stock, warrants and rights that are separated will trade on the New York Stock Exchange under the symbols “GIX,” “GIX.WS” and “GIX.RT,” respectively.

5. RELATED PARTY TRANSACTIONS

Founder Shares

During the period from March 6, 2019 (date of inception) to March 12, 2019, the Sponsor and Northland Investment purchased 2,500,000 shares of common stock (the “Founder Shares”) for an aggregate purchase price of $25,000, or $0.01 per share. In April 2019, the Company effected a stock dividend of 0.493 shares of common stock for each outstanding share of common stock, resulting in the Sponsor and Northland Investment holding an aggregate of 3,732,500 shares of its common stock. Subsequently, the Sponsor and Northland Investment sold 68,041 shares and 31,959 shares, respectively, to EarlyBird and the EarlyBird Group collectively for an aggregate purchase price of $670, or $0.0067 per share. In June 2019, the Company effected a stock dividend of 0.1541 shares of common stock for each outstanding share of common stock, resulting in the Sponsor, Northland Investment, EarlyBird and the EarlyBird Group holding an aggregate of 4,307,500 shares of its common stock as of December 31, 2020 and 2019. The Founder Shares are identical to the common stock included in the Units sold in the Offering except that the Founder Shares are subject to certain transfer restrictions, as described in more detail below.

Private Placement

The Founders purchased from the Company an aggregate of 492,500 Private Placement Units at a price of $10.00 per unit in a private placement that occurred simultaneously with the completion of the initial closing of the Offering. The Founders also purchased from the Company an aggregate of 75,000 Private Placement Units at a price of $10.00 per unit in a private placement that occurred simultaneously with the completion of the second closing of the Offering with the exercise of the over-allotment option. Among the Private Placement Units, 481,250 units were purchased by the Sponsor, 29,900 units were purchased by EarlyBird, and 56,350 units were purchased by Northland Investment. Each Private Placement Unit consists of one share of the Company’s common stock, $0.0001 par value, one Warrant, and one right to receive one-twentieth of a share of common stock upon the consummation of the Company’s initial Business Combination. Warrants will be exercisable for $11.50 per share, and the exercise price of the Warrants may be adjusted in certain circumstances as described in Note 7.

One of the Company’s underwriters, Northland, purchased 100,000 Private Underwriter Shares, at a purchase price of $10.00 per share in a private placement that occurred simultaneously with the completion of the initial closing of the Offering. Northland also purchased from the Company an aggregate of 20,000 Private Underwriter Shares at a price of $10.00 per share in a private placement that occurred simultaneously with the completion of the second closing of the Offering with the exercise of the over-allotment option. The Private Underwriter Shares are identical to the shares of common stock included in the Private Placement Units.

The Company’s Founders and underwriters have agreed not to transfer, assign or sell any of their Founder Shares, Private Placement Units, shares or other securities underlying such Private Placement Units, or Private Underwriter Shares until the earlier of (i) twelve months after the completion of the Company’s initial Business Combination, or earlier if, subsequent to the Company’s initial Business Combination, the last sale price of the Company’s common stock equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 90 days after the Company’s initial Business Combination or (ii) the date on which the Company completes a liquidation, merger, stock exchange or other similar transaction after the initial Business Combination that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Unlike the Warrants included in the Units sold in the Offering, if held by the original holder or its permitted transferees, the warrants included in the Private Placement Units are not redeemable by the Company and subject to certain limited exceptions, will be subject to transfer restrictions until one year following the consummation of the Business Combination. If the warrants included in the Private Placement Units are held by holders other than the initial holders or their permitted transferees, the warrants included in the Private Placement Units will be redeemable by the Company and exercisable by holders on the same basis as the Warrants included in the Offering.

If the Company does not complete a Business Combination, then a portion of the proceeds from the sale of the Private Placement Units and all of the proceeds from the sale of the Private Underwriter Shares will be part of the liquidating distribution to the public stockholders.

Registration Rights

On June 5, 2019, the Company entered into a Registration Rights Agreement with its Founders, Northland and Ms. McDonough. These holders will be entitled to make up to three demands, excluding short form registration demands, that the Company register such securities for sale under the Securities Act. In addition, these holders will have “piggy-back” registration rights to include their securities in other registration statements filed by the Company. The Company will bear the expenses incurred in connection with the filing of any such registration statements. There will be no penalties associated with delays in registering the securities under the Registration Rights Agreement. Upon cancellation of Ms. McDonough’s insider shares following her resignation, effective as of August 12, 2019, she was no longer subject to the terms and conditions set forth in the Registration Rights Agreement.

Underwriters Agreement

The Company granted the underwriters a 45-day option to purchase up to 2,250,000 additional Units to cover any over-allotments, at the Offering price less deferred underwriting discounts and commissions. On June 13, 2019, the underwriters elected to fully exercise their over-allotment option to purchase 2,250,000 Units at a purchase price of $10.00 per unit.

The Company paid an underwriting discount of $0.20 per Unit to the underwriters.

Administrative Services Agreement and Other Agreements

The Company agreed to pay $20,000 a month for office space, administrative services and secretarial support to an affiliate of the Sponsor, GigFounders, LLC. Services commenced on June 6, 2019, the date the securities were first listed on the New York Stock Exchange and will terminate upon the earlier of the consummation by the Company of an initial Business Combination or the liquidation of the Company.

Related Party Loan

The Company entered into a promissory note agreement with the Sponsor under which $99,937 was loaned to the Company for the payment of expenses related to the Offering. The promissory note was non-interest bearing, unsecured and was repaid in full on June 20, 2019.

On December 19, 2020, the Company issued the Working Capital Note in the aggregate principal amount of $300,000 to the Sponsor. The Company issued the Working Capital Note in consideration for a loan from the Sponsor to fund the Company’s working capital requirements between now and June 10, 2021, which is the period of time that the Company has available to complete its initial business combination following the December 8, 2020 amendment to its certificate of incorporation. The Working Capital Note was issued to provide the Company with additional working capital and will not be deposited into the Company’s Trust Account. The Working Capital Note is convertible at the Sponsor’s election upon the consummation of the proposed Business Combinations described in Note 2.

Upon such election, the Working Capital Note will convert, at a price of $10.00 per Unit, into Units identical to the Private Placement Units issued in connection with the Company’s initial public offering. The issuance of the Working Capital Note resulted in a contingent beneficial conversion feature which was determined to be insignificant and will be recorded when the Business Combinations close.

The Working Capital Note bears no interest and is repayable in full upon the consummation of the Company’s Business Combinations.

6. COMMITMENTS AND CONTINGENCIES

Business Combination Marketing Agreement

The Company engaged its underwriters as advisors to assist it in holding meetings with its stockholders to discuss the potential Business Combination and the Target Business’s attributes, introduce it to potential investors that are interested in purchasing its securities in connection with the potential Business Combination, assist it in obtaining stockholder approval for the Business Combination and assist it with its press releases and public filings in connection with the Business Combination. Pursuant to that agreement, the Company will pay the underwriters a cash fee for such services upon the consummation of its initial Business Combination in an amount equal to, in the aggregate, 3.5% of the gross proceeds of the Offering, including any proceeds from the exercise of the over-allotment options.

7. STOCKHOLDERS’ EQUITY

Common Stock

The authorized common stock of the Company includes up to 100,000,000 shares. Holders of the Company’s common stock are entitled to one vote for each share of common stock. As of December 31, 2020 and 2019, there were 5,527,866 and 5,202,198 shares of common stock issued and outstanding and not subject to possible redemption (of which there are 16,137,253 and 17,042,802 such shares outstanding, respectively).

In connection with the First Extension, as described in Note 1, to amend the Company’s Amended and Restated Certificate of Incorporation to extend the date by which the Company must consummate a business combination transaction from December 10, 2020 to March 10, 2021, stockholders elected to redeem 579,881 shares of the Company’s Common Stock, which represents approximately 3.4% of the shares that were part of the Units that were sold in the Company’s initial public offering. As such in December 2020, the Company paid $5,857,340 to redeem the 579,881 shares of Common Stock. Following such redemptions, $168,384,949 remained in the Trust Account and 21,665,119 shares of Common Stock remained issued and outstanding as of December 31, 2020.

Preferred Stock

The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors. As of December 31, 2020 and 2019, there were no shares of preferred stock issued and outstanding.

Warrants

Warrants will be exercisable for $11.50 per share, and the exercise price and number of Warrant shares issuable on exercise of the Warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation of the Company. In addition, if (x) the Company issues additional shares of common stock or equity-linked securities for capital raising purposes in connection with the closing of its initial Business Combination at an issue price or effective issue price of less than $9.50 per share of common stock (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors, and in the case of any such issuance to the Company’s Founders or their affiliates, without taking into account any Founder Shares held by them prior to such issuance), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the Company’s initial Business Combination on the date of the consummation of its initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Company’s common stock during the 20 trading-day period starting on the trading day prior to the day on which the Company consummates its initial Business Combination (such price, the “Market Value”) is below $9.50 per share, the exercise price of the Warrants will be adjusted (to the nearest cent) to be equal to 115% of the greater of (i) the Market Value or (ii) the price at which the Company issues the additional shares of common stock or equity-linked securities.

Each Warrant will become exercisable on the later of 30 days after the completion of the Company’s initial Business Combination or 12 months from the closing of the Offering and will expire five years after the completion of the Company’s initial Business Combination or earlier upon redemption or liquidation. However, if the Company does not complete its initial Business Combination on or prior to the 24-month period allotted to complete the Business Combination, the Warrants will expire at the end of such period. If the Company is unable to deliver registered shares of common stock to the holder upon exercise of the Warrants during the exercise period, there will be no net cash settlement of these Warrants and the Warrants will expire worthless, unless they may be exercised on a cashless basis in the circumstances described in the Warrant agreement. Once the Warrants become exercisable, the Company may redeem the outstanding Warrants in whole and not in part at a price of $0.01 per Warrant upon a minimum of 30 days’ prior written notice of redemption, only in the event that the last sale price of the Company’s shares of common stock equals or exceeds $18.00 per share for any 20 trading days within the 30-trading day period ending on the third trading day before the Company sends the notice of redemption to the Warrant holders.

Under the terms of the Warrant agreement, the Company has agreed to use its best efforts to file a new registration statement under the Securities Act, following the completion of the Company’s initial Business Combination, for the registration of the shares of common stock issuable upon exercise of the Warrants included in the Units.

As of December 31, 2020 and 2019, there were 17,817,500 warrants outstanding.

Rights

Each holder of a right will receive one-twentieth (1/20) of one share of common stock upon consummation of an initial Business Combination, even if the holder of such right redeemed all shares of common stock held by it in connection with an initial Business Combination. No additional consideration will be required to be paid by a holder of rights in order to receive its additional shares upon consummation of an initial Business Combination, as the consideration related thereto has been included in the unit purchase price paid for by investors in the Offering. If the Company enters into a definitive agreement for a Business Combination in which the Company will not be the surviving entity, the definitive agreement therefore will provide for the holders of rights to receive the same per share consideration the holders of the common stock will receive in the transaction on an as-converted into common stock basis, and each holder of a right will be required to affirmatively convert its rights in order to receive the 1/20 share underlying each right (without paying any additional consideration) upon consummation of a Business Combination. More specifically, the right holder will be required to indicate its election to convert the rights into underlying shares as well as to return the original rights certificates to the Company.

If the Company is unable to complete an initial Business Combination within 24 months from the closing date of the Offering and the Company liquidates the funds held in the Trust Account, holders of rights will not receive any such funds with respect to their rights, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such rights, and the rights will expire worthless. Further, there are no contractual penalties for failure to deliver shares of common stock to the holders of the rights upon consummation of an initial Business Combination. Additionally, in no event will the Company be required to net cash settle the rights.

As of December 31, 2020 and 2019, there were 17,817,500 rights outstanding.

Stock-based Compensation

The 5,000 shares issued to Ms. McDonough, the Company’s former Chief Financial Officer, were forfeited upon her resignation in August 2019. Since an initial Business Combination did not occur prior to the forfeiture of these shares, no stock-based compensation expense was recorded in the Company’s statements of operations and comprehensive income (loss).

8. FAIR VALUE MEASUREMENTS

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:

Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:

Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs which are supported by little or no market activity and which are significant to the fair value of the assets or liabilities.

The following table presents information about the Company’s assets that are measured at fair value on a recurring basis as of December 31, 2020 and 2019, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description:	Level	December 31, 2020	December 31, 2019
Assets:
Cash and marketable securities held in Trust Account	1	$168,384,949	$173,994,583

9. INCOME TAX

The sources of income (loss) before provision for income taxes are as follows for the year ended December 31, 2020 and the period from March 6, 2019 (date of inception) through December 31, 2019:

	Year ended December 31, 2020	Period from March 6, 2019 (Date of Inception) through December 31, 2019
Domestic	$(2,927,054)	$919,265
Foreign	—	—

Total	$(2,927,054)	$919,265

The provision for income taxes was comprised of the following for the year ended December 31, 2020 and the period from March 6, 2019 (date of inception) through December 31, 2019:

	Year ended December 31, 2020	Period from March 6, 2019 (Date of Inception) through December 31, 2019
Current:
Federal	$180,694	$393,267
State and local	90,393	165,547
Foreign	—	—

Total Current	271,087	558,814

Deferred:
Federal	—	—
State and local	—	—
Foreign	—	—

Total deferred income tax expense	—	—

Total provision for income taxes	$271,087	$558,814

Reconciliation of the federal statutory income tax rate to the effective income tax rate is as follows:

	Year ended December 31, 2020	Period from March 6, 2019 (Date of Inception) through December 31, 2019
Statutory income tax expense (benefit)	$(614,833)	$193,046
State income tax expense (benefit), net of federal	(203,676)	64,198
Other permanent items	3,095	5,336
Valuation allowance on start-up costs	1,086,501	296,234

Provision for income taxes	$271,087	$558,814

For the year ended December 31, 2020 and the period from March 6, 2019 (date of inception) through December 31, 2020, the effective tax rate differs from the U.S. statutory rate primarily due to the valuation allowance on the Start-up Costs and tax expense associated with nondeductible permanent adjustments.

The tax effects of temporary differences that gave rise to significant portions of the deferred tax assets and liabilities as of December 31, 2020 and 2019 were as follows:

	December 31, 2020	December 31, 2019
Deferred Tax Assets:
Start-up costs	$1,382,735	$296,234
Valuation allowance	(1,382,735)	(296,234)

Net deferred tax assets (liabilities)	$—	$—

As of December 31, 2020 and 2019, the Company has recorded a valuation allowance of $1,382,735 and $296,234, respectively, to offset deferred tax assets related to its start-up costs. As of December 31, 2020 and 2019, the Company has no unrecognized tax benefits for which a liability should be recorded. The Company records interest and penalties associated with unrecognized tax benefits as a component of tax expense. As of December 31, 2020 and 2019, the Company has not accrued interest or penalties on unrecognized tax benefits, as there is no position recorded as of 2020 or 2019. No changes to the uncertain tax position balance are anticipated within the next 12 months, and are not expected to materially impact the financial statements.

10. SUBSEQUENT EVENTS

PIPE Subscription Agreement

On January 20, 2021, GigCapital2 entered into subscription agreements (the “PIPE Subscription Agreements”), each dated January 20, 2021, with certain institutional investors (the “PIPE Investors”), including Oppenheimer & Co. Inc., the placement agent for the private placements under the PIPE Subscription Agreements, pursuant to which, among other things, GigCapital2 agreed to issue and sell, in private placements to close immediately prior to the closing of the Business Combinations, an aggregate of 3,000,000 shares (the “PIPE Shares”) of GigCapital2’s common stock (the “Common Stock”) to the PIPE Investors at $10.00 per share.

The obligations to consummate the subscriptions are conditioned upon, among other things, all conditions precedent to the closing of the transactions contemplated by the Note Subscription Agreements (as defined below) having been satisfied or waived, and the closing of the transaction contemplated by the PIPE Subscription Agreements occurring concurrently with the closing of the transactions contemplated by the Note Subscription Agreements.

Pursuant to the PIPE Subscription Agreements, GigCapital2 agreed that, prior to the closing of the Business Combinations, GigCapital2 will file with the Securities and Exchange Commission (“SEC”) (at GigCapital2’s sole cost and expense) a registration statement registering the resale of the PIPE Shares (the “Resale Registration Statement”), and GigCapital2 will use its commercially reasonable efforts to have the Resale Registration Statement declared effective upon the closing of the Business Combinations, but no later than 60 calendar days (or 90 calendar days if the SEC notifies GigCapital2 that it will not review the Resale Registration Statement) after the closing of the Business Combinations, subject to customary conditions and covenants.

On February 16, 2021, the Company filed a registration statement on Form S-1 with the SEC. This registration statement registers the resale of the PIPE Shares, par value $0.0001 per share of the Common Stock of the Company, by the selling stockholders named in the prospectus (or their permitted transferees) who are to be issued the PIPE Shares in a private placement immediately prior to the closing of the Business Combination.

The PIPE Shares were not issued and outstanding at the time of the Special Meeting of GigCapital2’s stockholders held to approve the Business Combinations that was held on March 10, 2021. Further, the holders of the PIPE Shares will not receive any proceeds from the Trust Account established in connection with GigCapital2’s initial public offering in the event GigCapital2 does not consummate an initial Business Combination by the June 10, 2021 deadline in its current Amended and Restated Certificate of Incorporation. In the event the Business Combination are not approved by GigCapital2 stockholders or the other conditions precedent to the consummation of the Business Combination are not met, then the PIPE Shares will not be issued and GigCapital2 will seek to withdraw the registration statement prior to its effectiveness.

Notes Subscription Agreements and Indenture

On January 20, 2021, GigCapital2 also entered into convertible note subscription agreements (the “Note Subscription Agreements”), each dated January 20, 2021, with certain institutional investors (the “Note Investors”), pursuant to which GigCapital2 agreed to issue and sell, in a private placement to close immediately prior to the closing of the Business Combinations, $255,000,000 aggregate principal amount of unsecured convertible notes (the “Notes”).

The Notes are to be issued under an indenture to be entered into in connection with the closing of the Business Combinations, between UpHealth, Inc. (formerly GigCapital2) (“New UpHealth”) and Wilmington Trust, National Association, a national banking association, in its capacity as trustee thereunder (the “Indenture”).

The Notes will bear interest at a rate of 6.25% per annum, payable semi-annually, and be convertible into shares of Common Stock at a conversion price of $11.50 per share of Common Stock in accordance with the terms of the Indenture, and will mature five years after their issuance.

New UpHealth may, at its election, force conversion of the Notes after the first anniversary of the issuance of the Notes, subject to a holder’s prior right to convert, if the last reported sale price of the Common Stock exceeds 130% of the conversion price for at least 20 trading days during the period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter, and the 30-day average daily trading volume of the Common Stock ending on, and including, the last trading day of the applicable exercise period is greater than or equal to $2,000,000. Following certain corporate events that occur prior to the maturity date or if New UpHealth forces a mandatory conversion, New UpHealth will, in certain circumstances, increase the conversion rate for a holder who elects to convert its notes in connection with such a corporate event or has its notes mandatorily converted, as the case may be. In addition, in the event that a holder of the Notes elects to convert its Notes prior to the second anniversary of the issuance of the Notes, New UpHealth will be obligated to pay an amount equal to twelve months of interest, or if on or after such second anniversary of the issuance of the Notes, any remaining amounts that would be owed to, but excluding, the third anniversary of the issuance of the Notes (the “Interest Make-Whole Payment”). The Interest Make-Whole Payment will be payable in cash or shares of the Common Stock as set forth in the Indenture.

New UpHealth will be obligated to register the shares issuable upon conversion of the Notes. GigCapital2 agreed that, within 45 days after the consummation of the Business Combinations (the “Convertible Note Resale Registration Filing Deadline”), New UpHealth will file with the SEC a registration statement (the “Convertible Note Resale Registration Statement”) registering the resale of the shares of Common Stock issuable upon conversion of the Notes (the “Convertible Note Registrable Securities”), and New UpHealth will use its commercially reasonable efforts to have the Convertible Note Resale Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the 60th calendar day (or 90th calendar day if the SEC notifies New UpHealth that it will “review” the Convertible Note Resale Registration Statement) following the Convertible Note Resale Registration Filing Deadline.

The obligations of the Note Investors to consummate the subscriptions provided for in the Note Subscription Agreements are conditioned upon, among other things, New UpHealth (i) having received cash and cash equivalents from the issuance and sale of the Notes of an aggregate amount not less than $150,000,000 and from the issuance and sale of the Common Stock of an aggregate amount not less than $30,000,000 and (ii) having at least $50,000,000 in the trust account after giving effect to any redemptions, and all conditions precedent to the closing of the transactions contemplated by the PIPE Subscription Agreements having been satisfied or waived, and the closing under the Note Subscription Agreements occurring concurrently with the investment by the PIPE Investors.

Common Stock Subject to Possible Redemption

In connection with the Second Extension, as described in Note 1, to amend the Company’s Amended and Restated Certificate of Incorporation to extend the date by which the Company must consummate a business combination transaction from March 10, 2021 to June 10, 2021, stockholders elected to redeem 1,852,804 shares of the Company’s Common Stock, which represents approximately 10.7% of the shares that were part of the Units that were sold in the Company’s initial public offering. As such in March 2021, the Company paid $18,715,459 to redeem the 1,852,804 shares of Common Stock.